Exhibit 99.3

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CEO Email to all WPX

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Adjusting to A New Era

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I want to be the first to inform you that WPX has agreed to merge with Devon Energy. You can find more details in the joint press release. Our board unanimously supports this direction.

Creating strength takes many shapes. A year ago, a combination of WPX and Devon as equals was unthinkable. Yet, here we are following Felix, COVID, and increased competition for investor interest.

We have to be bold on behalf of our shareholders because the environment we’re in is filled with hurdles. Finding an effective way to clear them is exactly what we’re doing with this merger.

The combined company will be one of the largest and most formidable major independents in the country capable of performing exceptionally well and distinguishing ourselves in a crowded market.

WPX and Devon also share values-based cultures, which is one of the keys to integrating our businesses. It’s important to optimize the strengths and insights of both companies’ operating philosophies.

At WPX, we’ve always been pro-active and opportunistic. This time around just looks a lot different. Amassing scale, creating operational efficiencies and generating free cash flow are more important than ever.

Closing is scheduled early next year subject to certain approvals. Until closing, we remain separate companies as we work toward becoming one. Even after closing, I anticipate an integration period that could take several months.

At closing, Devon’s Dave Hager will transition his CEO role to me while he assumes the chairmanship of a new board that includes directors from both WPX and Devon.

WPX’s Clay Gaspar and Dennis Cameron will be joining me on Devon’s executive leadership team as Chief Operating Officer and General Counsel, respectively. Kevin, Angela and Bryan from our XLT will support the integration between the two companies.

The company will carry the Devon name and be based in Oklahoma City. Jobs will no doubt be impacted, the extent of which will be determined as we flesh out the new organization.

What’s best for shareholders isn’t always what’s best for the people who serve them. This is one of the difficult, painful realities that comes with navigating a market and a time like we’re in. It stings a lot.

For WPX employees whose roles may be eliminated, there’s a robust severance plan that was outlined at our spinoff in 2012 for a scenario like this where a Change In Control arises.

But keep in mind this process is just beginning. There are literally thousands of decisions to make and hundreds of conversations to hold before and after closing.

In the meantime, we have vital roles and responsibilities that are needed to keep our business running safely and smoothly. We can never compromise our character, reputation or how we do things.

Understandably, this news will jolt people at WPX and in Tulsa given the success we’ve enjoyed, the unmistakable uncertainty it brings and the momentum we had late last year.

At the time, we had just rolled out our new 5-year vision for shareholders and initiated our acquisition of Felix – creating a clear, bright and compelling path for accelerating and achieving our goals.

Investors agreed. Our share price quickly rose $3 and topped $14 per share in the weeks following the big news, a rarity in a situation where a company issues more shares to help fund a major purchase.

Our share price is down roughly 70 percent since then, primarily from the effects of decreased demand for oil and the depressed commodity prices we’ve seen for most of the year.

In my mind, oil demand and commodity prices will come back. I have no doubt. It simply takes patience and more economic recovery, just like I’ve said on our webcasts.

But what we’ve faced in 2020 made us re-examine our future and how we perceive an evolving landscape. It’s not so much about navigating a new normal as it is about finding our place in a new era.

Public companies are always working to identify risks, trends, what’s actionable and what’s accretive for shareholders. WPX is no different, and that’s how the merger of WPX and Devon came to be.

For all of us, this could be a crossroads personally and professionally. I can’t make any promises about what comes next, but I’m proud of you, this organization and what we accomplished.

We transformed WPX in a way that’s second to none in our sector, building a track record and relationships that will transcend time and change. That transformation took even more shape today.

There’s a chance our paths will continue together, diverge or even converge again in the future. We all love this industry, the benefits we bring to society, and the pleasure and privilege of playing our part.

Obviously, this news signals significant change for Tulsa, too. How that shakes out is too early to tell. I know all of us care about leaving a legacy here that is meaningful to us and for others.

In that vein, there are options for our office project downtown where construction is progressing. We’ll look at ways to leverage the property to still be an anchor benefiting Greenwood and the Arts District.

As I reflect, WPX gave me my big break, opening the door for a first-time CEO big on vision, high on ideas, and ready to roll up my sleeves. I’m still that person, ready for the next challenge.

I hope you are, too. Your experience here can be a springboard to bigger things. So hang tight. Stay determined. We’ll continue to keep you updated. There’s a lot of change ahead.

Forward-Looking Information

This report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; political or regulatory changes; and disruptions to general economic conditions, including disruptions attributable to pandemics such as the COVID-19 pandemic. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this report are made as of the date of this report. WPX does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed merger (the “Proposed Transaction”) of Devon and WPX, Devon will file with the SEC a registration statement on Form S-4 to register the shares of Devon Common Stock to be issued in connection with the Proposed Transaction. The registration statement will include a document that serves as a prospectus of Devon and a proxy statement of each of Devon and WPX (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF DEVON AND WPX ARE ADVISED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DEVON, WPX, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive joint proxy statement/prospectus will be sent to the stockholders of each of Devon and WPX when it becomes available. Investors and security holders will be able to obtain copies of the registration statement and the joint proxy statement/prospectus and other documents containing important information about Devon and WPX free of charge from the SEC’s website when it becomes available. The documents filed by Devon with the SEC may be obtained free of charge at Devon’s website at www.devonenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Devon by requesting them by mail at Devon, Attn: Investor Relations, 333 West Sheridan Ave, Oklahoma City, OK 73102. The documents filed by WPX with the SEC may be obtained free of charge at WPX’s website at www. www.wpxenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from WPX by requesting them by mail at WPX, Attn: Investor Relations, P.O. Box 21810, Tulsa, OK 74102.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its security holders with respect to the transaction. Information about these persons is set forth in the Company’s proxy statement relating to its 2020 Annual Meeting of Stockholders, as filed with the SEC on March 31, 2020 and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.